UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2026
CHIPOTLE MEXICAN GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32731 (Commission File Number)	84-1219301 (I.R.S. Employer Identification No.)
610 Newport Center Drive, Suite 1100
Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 524-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2026, the Board of Directors (the “Board”) of Chipotle Mexican Grill, Inc. (“Chipotle”) increased the size of the Board to 11 directors and elected Sabir Sami as a director effective immediately. The Board determined that Mr. Sami is an independent director within the meaning of the listing standards of the New York Stock Exchange. The Board did not appoint Mr. Sami to any Board committees.

Mr. Sami, age 59, spent 16 years at Yum! Brands, Inc., a global company operating restaurants primarily under the concepts of KFC, Taco Bell, and Habit Burger & Grill (“Yum! Brands”) in a variety of senior leadership roles. He most recently served as Chief Executive Officer of the KFC Division from January 2022 to February 2025, where he reported directly to the Yum! Brands Chief Executive Officer. He previously served in a dual role as KFC Division Chief Operating Officer and Managing Director of KFC Asia from January 2020 to January 2022, a role in which he led the global operations team and drove the KFC global operations agenda while overseeing Thailand, India, Asia Central and Greater Asia. Mr. Sami joined Yum! Brands in 2009 and worked on all three brands during his tenure. Mr. Sami received his MBA from The University of Karachi in Pakistan. Mr. Sami is currently a director with Sami Advisory, a business consulting firm he founded in August 2025.

There are no arrangements or understandings between Mr. Sami and any other person pursuant to which he was elected as director. There are no family relationships between Mr. Sami and any director or executive officer of Chipotle, and there are no transactions in which Mr. Sami has or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S‑K.

Mr. Sami will receive compensation in the amounts and forms paid to other non-employee members of the Board (prorated for his service on the Board from the date of his appointment until the next annual meeting of shareholders), as described in Exhibit 10.11 (Director Compensation Program and Stock Ownership Guidelines) to Chipotle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission on February 4, 2026.

A copy of the press release announcing this election is attached hereto as an exhibit to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release, dated September 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

September 14, 2026	By:	/s/ Ilene Eskenazi
Name: Ilene Eskenazi
Title: Chief Legal and Human Resources Officer